Exhibit 99.2

Granite Point Mortgage Trust Inc. Announces Internalization of Management

Enhances Overall Value Proposition for Stockholders

NEW YORK, October 12, 2020 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) (“GPMT,” “Granite Point” or the “Company”) announced today that it and its external manager, Pine River Capital Management L.P. (“Pine River” or the “Manager”), have signed a definitive agreement to internalize the Company’s management function.

As previously announced, Granite Point will make a one-time cash payment of $44.5 million to Pine River in connection with the completion of the internalization. The internalization transaction, which was negotiated and approved by an independent committee of Granite Point’s Board of Directors, is expected to be effective on December 31, 2020. At that time, the management agreement between the Company and Pine River will be terminated and Granite Point will no longer pay any management or incentive fees going forward.

Following the completion of the internalization, Granite Point will be an internally-managed commercial real estate finance company. The Company anticipates an orderly and timely transition of all required functions, such that the business will continue its normal operations without interruption. The Granite Point Board of Directors and management team are confident that the internalization will enhance the Company’s value proposition and drive meaningful benefits for stockholders.

Key Benefits of the Internalization

•	Superior Structure for Growth and Transparency: The internalization will align Granite Point’s operations with industry and governance best practices, simplify the Company's organizational structure and increase the transparency of its financial results. Furthermore, the elimination of the management fee, which is based on the stockholder equity, may enhance future returns through the realization of economies of scale in connection with the growth of Granite Point’s equity capital.

•	Meaningful Anticipated Reduction in Operating Expenses: In the aggregate, net of incremental operating costs and excluding any one-time charges associated with the internalization process, Granite Point estimates its operating expenses in 2021 will be approximately $30 to $35 million, excluding non-cash equity compensation, representing a meaningful reduction in its estimated operating expenses for the current year.

•	Continuity of Management Expertise: Upon the completion of the internalization, Granite Point will continue to be managed by its strong senior management team, benefiting from their extensive industry expertise and relationships. As previously disclosed, the Company has entered into employment agreements with its President and Chief Executive Officer, Jack Taylor; Chief Investment Officer and Co-Head of Originations, Stephen Alpart; General Counsel, Michael Karber; Chief Development Officer and Co-Head of Originations, Peter Morral; Chief Operating Officer, Steven Plust; and Chief Financial Officer, Marcin Urbaszek. The employment agreements will become effective upon the completion of the internalization.

•	Potential Expansion of Institutional Investor Universe: An internally-managed structure may allow for an expanded base of potential stockholders by making an investment in Granite Point more appealing to those investors who disfavor externally-managed companies.

•	Orderly and Seamless Transition: Pine River has committed to facilitate an orderly and seamless transition of personnel and other resources to Granite Point. In addition to the management team, Granite Point intends to retain personnel across a variety of functions supporting the Company's business, such as originations, underwriting and oversight of investments, legal, financial reporting, tax and treasury, who are currently employees of Pine River. The Company intends to extend offers of employment to these individuals, and, if necessary, will add additional headcount.

Stephen G. Kasnet, Chairman of the Granite Point Board of Directors, said, “The members of the Independent Committee believe that internalizing the management function of the Company, while enabling Granite Point to retain its world-class management team, is a leap forward in Granite Point’s development. The internalization is anticipated to lower the Company’s overall cost base and creates a stronger and more transparent organizational model. We are confident we are taking the right actions to further align the interests of Granite Point and its management team with the interests of all stockholders, while positioning the Company for continued growth, success and value creation.”

Jack Taylor, Chief Executive Officer, President and Director of Granite Point, said, “Transitioning Granite Point to an internally-managed company is an important milestone in our evolution and a significant step in lowering costs and more fully realizing Granite Point’s growth and earnings potential. Our team’s reputation as a highly capable and prudent manager of investors’ capital is borne out of decades of experience and proven success. Driven by our seasoned team’s experience, we will continue to navigate the ongoing macroeconomic and real estate market challenges caused by the COVID-19 pandemic and capitalize on our leading origination platform to capture profitable growth opportunities over time. We look forward to a seamless transition with the goal of delivering superior returns for our investors for many years to come.”

Additional details regarding the internalization and related matters are contained in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov.

About Granite Point Mortgage Trust Inc.

Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P. Additional information is available at www.gpmtreit.com.

Forward-Looking Statements

This release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. GPMT’s actual results may differ from its beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular due to the uncertainties created by the COVID-19 pandemic, including its impact of COVID-19 on the Company’s business, financial performance and operating results. The Company’s expectations, beliefs and estimates are expressed in good faith and it believes there is a reasonable basis for them. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued impact of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

This release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Additional Information

Stockholders of Granite Point and other interested persons may find additional information regarding the company at the SEC’s website at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th floor, New York, NY 10036, telephone (212) 364-5500.

Contact

Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

Media: Jonathan Keehner / Andrew Siegel, Joele Frank, Wilkinson Brimmer Katcher, (212) 355-4449.